Exhibit 10.1

Execution Version

CONFIDENTIALITY AGREEMENT

THIS CONFIDENTIALITY AGREEMENT (this “Agreement”) is entered into as of the 1st day of October, 2021, by and between Expro Group Holdings N.V., a public limited liability company organized and existing under the laws of The Netherlands (the “Company”), and [NAME], an individual (the “Director”), and is effective upon the date of the Director’s election to serve on the Board of Directors of the Company (the “Board”).

WHEREAS, the Board is charged with managing the Company’s affairs, which includes setting the Company's policies and strategy; the Company’s executive directors are charged primarily with the Company’s day-to-day business and operations and the implementation of the Company’s strategy; the Company’s non-executive directors are charged primarily with the supervision of the performance of the duties of the Board; and each director is charged with all tasks and duties of the Board that are not delegated to one or more other specific directors by virtue of Dutch law, the Articles of Association of the Company (as amended, the “Articles”) or an arrangement catered for in the Articles;

WHEREAS, in the performance of its duties the Board shall be guided by the best interests of the Company and the enterprise connected therewith;

WHEREAS, in connection with the Director’s appointment, the Director will be attending meetings and reviewing materials containing certain non-public confidential and proprietary information about the Company; and

WHEREAS, this Agreement contains certain stipulations as to the use and disclosure of such non-public confidential and proprietary information about the Company, it being understood that this Agreement shall not prejudice any duties and obligations of the Director under applicable law.

NOW THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1. For purposes of this Agreement, “Confidential Information” shall mean all non-public and proprietary information that has been or will be disclosed by the Company or one of its Affiliates to the Director, whether set forth in writing, orally, electronically, or by visual inspection, which may relate to among other things, the Company’s business interests, marketing plans and ideas, manufacturing information, financial information, strategic considerations or business operations, ideas, concepts, development plans for new or improved products or processes, data, formulae, techniques, designs, sketches, know-how, photographs, plans, drawings, specifications, samples, test specimens, reports, customer lists, price lists, findings, studies, computer programs and technical documentation, trade secrets, diagrams, or inventions, and all other relevant information pertaining thereto which is marked as “Proprietary” or “Confidential.” Company Confidential Information may also include non-public and proprietary information of its Affiliates.

For purposes of this Agreement, the term “Affiliate” means any entity, including, without limitation, any individual, corporation, partnership, limited liability company or group, that controls, is controlled by, or is under common control, directly or indirectly through one or more intermediaries, with the Company.

2. The parties hereby agree that the following shall not be considered Confidential Information subject to this Agreement:

         (a) information that, prior to the time of disclosure, is in the public domain;

         (b) information that, after disclosure, becomes part of the public domain by publication or otherwise; provided that such publication is not in violation of this Agreement or, to the Director’s knowledge, any other confidentiality agreement to which the Director is party;

(c) information that the Director can establish in writing was already known to the Director or was in the Director’s possession prior to the time of disclosure and was not acquired, directly or indirectly, from the Company;

         (d) information that the Director lawfully received from a third party; provided however, that such third party was not obligated to hold such information in confidence; and

         (e) information that was independently developed by the Director without reference to any Confidential Information as established by appropriate documentation.

3. The Director shall not use Confidential Information of the Company for any purpose other than for the purpose of the Director’s service as a director of the Company. The Director will not disclose any such Confidential Information to any person except to the extent the Director is compelled to disclose as required by applicable law or by any securities exchange regulations, or supervisory or regulatory or governmental body pursuant to rules to which the Director is subject by a court or other tribunal of competent jurisdiction; provided, however, that in such case the Director shall immediately give as much advance notice as feasible to the Company so that the Company may seek a protective order or other remedy from said court or tribunal and the Director will provide reasonable assistance to the Company to obtain such order to the extent not prohibited by law. In any event, the Director shall disclose only that portion of the Confidential Information that, in the opinion of its legal counsel, is legally required to be disclosed and will exercise reasonable efforts to ensure that any such information so disclosed will be accorded confidential treatment by said court or tribunal. Furthermore, the restrictions contained in this Agreement shall not apply so as to prevent the Director from making a disclosure to any professional adviser for the purpose of obtaining advice in context of the performance of the duties of the Board; provided that the provisions of this Agreement shall apply to and the Director shall procure that they apply to, and are observed in relation to, the use or disclosure by such professional adviser of the information provided to such professional adviser.

4. Upon the request of the Company, the Director shall return promptly to the Company (or, at the Director’s option, destroy) all Confidential Information furnished to the Director, including any copies thereof and notes, extracts, or derivative materials based thereon (provided that if the Director so opts to destroy, the Director shall confirm and certify such destruction in writing to the Company); and until this Agreement is terminated or until the expiration of the confidentiality obligations set forth in this Agreement, shall keep confidential and not use in any way any analyses, compilations, studies or other documents which reflect any of the Confidential Information. Notwithstanding the foregoing provision, the Director shall not be required to delete the Confidential Information from back-up archival storage and may retain one (1) copy of Confidential Information in the Director’s confidential files solely for record keeping and compliance purposes provided that such retained Confidential Information is not used or disclosed except in accordance with the terms included herein.

5. Title to, and all rights emanating from the ownership of, all Confidential Information disclosed under this Agreement shall remain vested in the Company or any of its Affiliates. Nothing herein shall be construed as granting any license or option, in favor of the Director, in such Confidential Information under any patent, copyright and/or any other rights now or hereafter held by the Company or any Affiliate of the Company in or as a result of such Confidential Information other than as specifically agreed upon by the Company.

6. The Director acknowledges that, by virtue of the examination of the Confidential Information in accordance with the terms of this Agreement, the Director may have access to material, non-public information, and the Director is aware that applicable securities laws, including United States federal and state securities laws, generally prohibit any person who has material, non-public information concerning a publicly-traded company from purchasing or selling any securities of such company or from communicating such information to any other person or entity under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. The Director agrees that the Director will not use or permit any third party to use any Confidential Information in contravention of the United States federal and state securities laws, including the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

7. The execution and performance of this Agreement does not obligate the parties, or any of the parties’ Affiliates, to enter into any other agreement or to perform any obligations other than as specified herein or as specified in a separate agreement between the parties.

8. The Director agrees that the disclosure of Confidential Information to any third party without the express written consent of the Company may cause irreparable harm to the Company or its Affiliates and agrees that money damages may be an inadequate remedy for breach of this Agreement, and that any breach or threatened breach of this Agreement by the Director will entitle the Company or any of its Affiliates to seek specific performance of this agreement and injunctive relief, in addition to any other legal remedies available to it, in any court of competent jurisdiction. In the event of litigation relating to this Agreement, the prevailing party shall be entitled to reimbursement of reasonable fees, costs and expenses, including reasonable legal expenses, from the non-prevailing party.

9. No failure or delay by the Company or any of its Affiliates in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege hereunder.

10. The parties hereby agree that this Agreement represents the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous agreements and understandings between the parties with respect to the handling of Confidential Information, whether written, oral, visual, audio or in any other medium whatsoever. This Agreement shall be governed and construed in accordance with by the laws of the State of Texas without reference to its conflict of laws rules. Parties hereto submit to the exclusive jurisdiction of competent courts located in the State of Texas. This Agreement may not be amended or in any manner modified except by a written instrument signed by authorized representatives of both parties. If any provision of this Agreement is found to be unenforceable, the remainder shall be enforced as fully as possible and the unenforceable provision shall be deemed modified to the limited extent required to permit its enforcement in a manner most closely representing the intention of the parties as expressed herein.

11. This Agreement shall terminate and all obligations and rights hereunder shall expire upon the second anniversary of the first date on which the Director no longer serves on the Board of the Company.

12. This Agreement shall be binding on each party’s successors and assigns.

13. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute the same agreement. Signatures to this Agreement transmitted by facsimile, by electronic mail in “portable document format” (“.pdf”), or by any other electronic means which preserves the original graphic and pictorial appearance of the Agreement, shall have the same effect as physical delivery of the paper document bearing the original signature.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

EXPRO GROUP HOLDINGS N.V.

By:
Name:
Title:

[Signature Page to Confidentiality Agreement]

Director

Signature

Name:

[Signature Page to Confidentiality Agreement]